Exhibit 10.13

EXECUTION VERSION

AMENDED AND RESTATED PROMISSORY NOTE

$6,579,000.00	December 31, 2011

FOR VALUE RECEIVED, NEDAK ETHANOL, LLC (the “Borrower”), a Nebraska limited liability company, with an address at 87590 Hillcrest Road – P.O. Box 391, Atkinson, Nebraska 68713, promises to pay to the order of ARBOR BANK, a Nebraska banking corporation (“Lead Lender”), and having an office at 911 Central  Avenue, Nebraska City, Nebraska 68410-0429, the principal sum of [SIX MILLION FIVE HUNDRED SEVENTY-NINE THOUSAND and 00/100 Dollars  ($6,579,000.00)], under this Note from the date of its disbursement until such principal sum shall be fully paid.  Interest and principal shall be payable in installments as set forth in Section 3 below.  The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on December 1, 2021 (the “Maturity Date”).

Section 1.                      Loan Agreement.  This Note is the Borrower’s Note referred to in, and issued pursuant to the terms, provisions and conditions of that certain Loan Agreement dated as of June 19, 2007, between the Borrower and Lead Lender (as amended by that certain First Amendment to Loan Agreement of even date herewith, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), and evidences the loan (the “Loan”) made pursuant thereto.  This Note is a restated version of the preexisting Borrower’s Note previously executed by Borrower in favor of Bank, and is given in exchange thereof and shall not constitute a cancellation of the principal amount (or unpaid accrued interest) of such note evidenced thereby. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

Section 2.                      Interest Rate.  All principal amounts outstanding under this Note shall bear interest at the then-applicable Interest Rate (as defined in Section 3(b) of this Note).

Section 3.                      Payments of Interest and Principal.

(a)           Payment and Calculation of Interest.  Subject to the provision of Section 4(b) of this Note dealing with payments falling due on dates that are not “Business Days,” payments under this Note shall be made as follows:

(1)           Commencing on January 1, 2012, accrued interest on the outstanding Unsupported Principal amount of this Note shall be due and payable on the first day of each month during the term of this Note until the Maturity Date;

(2)           Commencing on July 1, 2012 and on November 1, 2012, and on the first day of each July and November thereafter during the term of this Note until the Maturity Date, principal and interest payments in an amount equal to 100% of the Tax Increment Revenues payable on account of taxes paid for the applicable period shall be due and payable with any amounts so paid applied first to outstanding interest; provided, however, Borrower’s failure to pay such taxes shall not relieve Borrower of its payment obligation hereunder and; provided, further, in no event shall principal and interest payments computed pursuant to this Section 3(a)(2) be based on a tax assessed value of the Redevelopment Area of less than $30,995,395;

(3)           On September 30, 2012, and on the last day of the first, second and third calendar quarters thereafter, principal payments in an amount equal to 25% of the Excess Free Cash Flow shall be due and payable and, provided no Event of Default has occurred, shall be applied to the Unsupported Principal,; and

(4)           On the Maturity Date, the entire principal amount of this Note, all accrued interest thereon, and any and all other sums payable by Borrower to Lead Lender shall be due and payable in full.

(b)         Interest Rate.  The interest rate of this Note is subject to change from time to time based on changes in the LIBOR Rate (as hereinafter defined), adjusted and determined, without notice to Borrower, as of the date of this Note and on the first (1st) day of each calendar month hereafter (“Interest Rate Change Date”).  The “LIBOR Rate” shall mean the London Interbank Offered Rate of Interest for an interest period of one (1) month, on the day that is two Business Days preceding each Interest Rate Change Date as published in the Wall Street Journal or similar publication (the “Index”).  The interest rate to be applied to the unpaid principal balance under this Note prior to the Maturity Date or the occurrence of an Event of Default will be at a rate of 5.50% percentage points plus the Index; provided, however in no event shall the interest rate be less than 6.00% (the “Interest Rate”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of the Loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each month on the first (1st) day of each month. Borrower understand that Lender may make loans based on other rates as well.  Interest hereunder shall be computed on the basis of actual number of days elapsed over the period of a 360-day year.  Notwithstanding anything to the contrary in this Note or the Loan Agreement, Lead Lender agrees that so long as no Event of Default has occurred, the Interest Rate applicable to this Note shall be the same interest rate applicable to the indebtedness outstanding under the Senior Credit Facility until the earlier of the maturity date under the Senior Credit Facility as of the date hereof or the payment in full of the indebtedness outstanding thereunder; provided, however, in no event shall the Interest Rate applicable to this Note be less than 6.00%.

(c)           Excess Revenues.  All payments paid by City of Atkinson, Nebraska under the Series A Note and all other payments or distributions of Pledged Revenues shall be paid to the Lead Lender.  Any payment received under the Series A Note in excess of the scheduled payment under this Note shall be used to prepay principal hereunder, without any prepayment penalty to Borrower, in accordance with Section 7(d) of the Loan Agreement.

(d)         Prepayment.  This Note may be prepaid, in whole part, without penalty to Borrower, upon five (5) days’ written notice to the holder of this Note, in accordance with Section 7 of the Loan Agreement.  All prepayments shall include accrued interest through the date of payments.

(e)         Maturity Date.  On the Maturity Date, all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

(f)           Date of Credit.  Payments shall be credited on the Business Day on which immediately available funds are received prior to one o’clock P.M. Central Standard Time; payments received after one o’clock P.M. Central Standard Time shall be credited to the Loan on the next Business Day.

(g)           Billings.  Lead Lender may submit billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent payment period.  Neither the failure of Lead Lender to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of all payment obligations of the Borrower when due.

(h)           Default Rate.  Borrower shall pay upon billing therefor, an interest rate (“Default Rate”) which is 4% per annum above the Interest Rate:  (i) following Borrower’s failure to make a required payment, for that period between the due date and the date of payment, (ii) following any Event of Default, unless and until the Event of Default is expressly and specifically waived in writing by Lead Lender or (iii) after the Maturity Date.

(i)           Late Charges.  The Borrower shall pay, upon billing therefor, a “Late Charge” equal to five percent (5%) of the amount of any payment of principal (other than principal due on the Maturity  Date of the Loan), interest, or both, which is not paid in full within ten (10) days of the due date thereof.  Late charges (a) are payable in addition to, and not in limitation of, the Default Rate, (b) are intended to compensate the Lead Lender for administrative and processing costs incident to late payments, (c) are not interest and (d) shall not be subject to refund or rebate or credited against any other amount due.

Section 4.                      Definitions.

(a)           “Banking Day” means a day on which banks are not required or authorized by law to close in Nebraska.

(b)           “Business Day” means any Banking Day.  If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.

(c)           “Dollars” or “$” means lawful money of the United States.

(d)           “Excess Free Cash Flow” means Borrower’s aggregate cash balances in excess of $3,600,000 as of the last day of each quarter.

(e)           “Series A Note” means the Tax Increment Revenue Note, Taxable Series 2007A (NEDAK Ethanol, LLC Plant Project), issued by the City of Atkinson, Nebraska and dated the date of issuance and delivery thereof, in the original principal amount of not less than Six Million Eight Hundred Sixty-Four Thousand Dollars ($6,864,000.00).

Section 5.                      Acceleration Due to an Event of Default.   At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time and during the continuance of any one or more of the following events, each of which shall be an “Event of Default” hereunder and under the Loan Agreement and each other Loan Document:  (i) default continuing uncured beyond the applicable notice and grace period, if any, set forth herein or in the Loan Agreement, in making any payment of interest, principal, other charges or payments due hereunder; (ii) an Event of Default as defined in or as set forth in the Loan Agreement or any other Loan Document, each as the same may from time to time hereafter be amended; or (iii) an event which pursuant to any express provision of the Loan Agreement, or of any other Loan Document, gives Lead Lender the right to accelerate the Loan.

Section 6.                      Certain Waivers, Consents and Agreements.  Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, (i) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (ii) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lead Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (iii) agrees to pay all reasonable costs and expenses incurred by Lead Lender or any other holder of this Note in connection with the indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs for (a) the administration and implementation of the Loan, (b) the syndication and/or participation of the Loan, (c) the collection of the indebtedness evidenced hereby and (d) for the enforcement of rights and hereunder or under the other Loan Documents, whether or not suit is instituted; and (iv) consents to all of the terms and conditions contained in this Note, the Loan Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Document.

Section 7.                      Delay Not A Bar.  No delay or omission on the part of the holder of this Note in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, except as expressly set forth therein, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

Section 8.                      Partial Invalidity.  The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

Section 9.                      Use of  Proceeds.  All proceeds of the Loan shall be used solely  for the purposes more particularly provided for and limited by the Loan Agreement.

Section 10.                      Notices.  Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

Section 11.                    Governing Law.  It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the State of Nebraska, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.  This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Nebraska without regard to principles of conflicts of law.

Section 12.                      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY  (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.                      No Oral Change.  This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

Section 14.                      Rights of the Holder.  This Note and the rights and remedies provided for herein may be enforced by Lead Lender or any subsequent holder hereof.  Wherever the context permits each reference to the term “holder” herein shall mean and refer to Lead Lender, or the then subsequent holder of this Note.

Section 15.                      Right to Pledge to Federal Reserve.  Lead Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lead Lender from its obligations under any of the Loan Documents.

Section 16.                      General Rights of Assignment and Participation.  In accordance with and subject to the terms and conditions of the Loan Agreement, Lead Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s or any other person’s consent, to assign all or any portion of its rights and obligations hereunder and to grant participating interests in the obligations of Lead Lender.

Section 17.                      Replacement Note.  Upon receipt of an affidavit of an officer of Lead Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of the Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor

[Signatures appear on following page]

EXECUTION VERSION

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date and year set forth above as a sealed instrument at Atkinson, Nebraska.

WITNESS:	BORROWER:

James J. Brennan
NEDAK ETHANOL, LLC
a Nebraska limited liability company

By:	/s/ Jerome Fagerland
Name: Jerome Fagerland
Title: President and General Manager
Hereunto duly authorized